Exhibit 10.1


                                     DOLTON
                             ALUMINUM COMPANY, INC.
      14200 Cottage Grove Avenue o Dolton, Illinois 60419 o (708) 841-8390

                     FIXED-PRICE PURCHASE AND SALE AGREEMENT


This Agreement ("Agreement") dated July 22, 1996 is between Dolton Aluminum Company, Inc. ("Seller") and FEATHERLITE TRAILERS ("Buyer").

Seller desires to sell certain goods to Buyer and Buyer desires to purchase certain goods from Seller.

NOW, THEREFORE, in consideration of these premises and the following mutual agreements, the parties agree as follows:

1. Seller will sell to Buyer, and Buyer will purchase from Seller, the aluminum extrusions identified on Schedule A, B and C attached hereto ("Product"), subject to the terms contained in this Agreement and the attached Schedule A, B and C. The quantity, delivery dates, and prices, for Product are also set forth on Schedule A, B and C.

2. This Agreement shall have a term from the date hereof to August 31, 1997. This Agreement may not be canceled by either party prior to the termination date without the prior written consent of the other. Buyer acknowledges that Seller intends to rely on this Agreement in fixing the prices and delivery dates of its raw material purchases necessary to fulfill this Agreement and as such, Buyer agrees to pay for the quantity specified on Schedule A, B and C whether or not Buyer places specific orders with Seller as specified in Item 3 below.

3. Buyer agrees to place specific firm orders with Seller for the Product at least 28 days prior to the requested ship date which shall specify the number of pounds, feet, or pieces of specific aluminum extrusion shapes. Seller will attempt to respond to Buyer's order requests with less than 28 day lead time but shall be under no obligation to do so. Seller is required to manufacture and ship only product for which Seller has timely received specific firm orders.

4. Seller's obligations hereunder are subject to Seller's credit approval with respect to each shipment and to the availability of financial information on Buyer which, in the Seller's opinion, is adequate to demonstrate the Buyer's financial condition, ability to pay for shipments in accordance with agreed terms of payment, and ability to support the volume of credit extended by the Seller.

         Payment terms for the Product shall be as set forth in Schedule A, B and C. Seller's obligation to continue shipments of Product is conditioned upon Buyer satisfying its payment obligations under this Item 4 in full within the time period specified.

5. Either party's failure, at any time or times hereafter, to require strict performance by the other party of any provision of this Agreement shall not constitute a waiver, or affect or diminish the right thereafter to demand strict compliance and performance of this Agreement.



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                                   SCHEDULE A

Material Description: This Agreement covers custom and standard extrusions currently being supplied or quoted to FEATHERLITE TRAILERS ("Buyer") by dolton Aluminum Company, Inc. ("Seller") with specific pounds/pieces/feet by specific shape to be supplied by Buyer.

Quantity: Three hundred thousand (300,000) pounds per calendar month for a total of 1,500,000 pounds.

Delivery Period:  August, 1996 through December, 1996.

Price: $1.095 per pound for solid aluminum extrusions, add $.060 per pound for hollows.

Packaging:  Standard - Bare Bundle.

Tolerance:  Aluminum Association standards to apply.

FOB:  FEATHERLITE TRAILERS, Cresco, IA.

Total Dollar Value of Contract:   Approximately $1,642,500.

Terms:   Net 45 days.

By:  Gary Ihrke                           By:   Drago H. Kahanu

Title:  VP of Operations                  Title:  VP Sales and Marketing

Signature: /S/ GARY IHRKE                 Signature:  /S/ DRAGO H. KAHANU
           FEATHERLITE TRAILERS                   DOLTON ALUMINUM COMPANY, INC.
                          (BUYER)                             (SELLER)

Dated:  8/1/96                            Dated:



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                                   SCHEDULE B


Material Description: This Agreement covers custom and standard extrusions currently being supplied or quoted to FEATHERLITE TRAILERS ("Buyer") by Dolton Aluminum Company, Inc. ("Seller") with specific pounds/pieces/feet by specific shape to be supplied by Buyer.

Quantity: One hundred sixty-five thousand (165,000) pounds per calendar month for a total of 1,980,000 pounds.

Delivery Period:  Jan, 1997 through December, 1997.

Price: $1.135 per pound for solid aluminum extrusions, add $.060 per pound for hollows.

Packaging:  Standard - Bare Bundle.

Tolerance:  Aluminum Association standards to apply.

FOB:   FEATHERLITE TRAILERS, Cresco, IA.

Total Dollar Value of Contract:  Approximately $2,247,300.

Terms:   Net 45 days.


By:  Gary Ihrke                             By:   Drago H. Kahanu

Title:  VP of Operations                    Title:  VP Sales and Marketing

Signature:  /S/ GARY IHRKE                  Signature: /S/ DRAGO H. KAHANU
                FEATHERLITE TRAILERS           DOLTON ALUMINUM COMPANY, INC.
                          (BUYER)                             (SELLER)

Dated:  8/1/96                              Dated:

                                   SCHEDULE C


Material Description: This Agreement covers custom and standard extrusions currently being supplied or quoted to FEATHERLITE TRAILERS ("Buyer") by Dolton Aluminum Company, Inc. ("Seller") with specific pounds/pieces/feet by specific shape to be supplied by Buyer.

Quantity: One hundred fifty thousand (150,000) pounds per calendar month for a total of 1,800,000 pounds.

Price: A conversion price of $.370 per pound for solid aluminum extrusions (add $.060 per pound for hollows) plus the price of P1020 Ingot (for the appropriate time period).

Packaging:  Standard - Bare Bundle.

Tolerance:  Aluminum Association standards to apply.

FOB:   FEATHERLITE TRAILERS, Cresco, IA.

Total Dollar Value of Contract:  Not finalized.

Terms:   Net 45 days.


By:  Gary Ihrke                             By:   Drago H. Kahanu

Title:  VP of Operations                    Title:  VP Sales and Marketing

Signature: /S/ GARY IHRKE                   Signature: /S/ DRAGO H. KAHANU
                FEATHERLITE TRAILERS            DOLTON ALUMINUM COMPANY, INC.
                          (BUYER)                            (SELLER)

Dated:   8/1/96                             Dated: